Exhibit 10.26

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, BECAUSE THE REGISTRANT HAS DETERMINED THAT THE OMITTED INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

COMMON DEVELOPMENT AGREEMENT

This Common Development Agreement (“Agreement”) is made and entered into as of November  26, 2021 (“Effective Date”) by and between Mercedes-Benz Research & Development North America, Inc., a Delaware corporation with its principal place of business at 309 N. Pastoria Avenue, Sunnyvale, California 94095 (“MBRDNA”), and Factorial Inc., a Delaware corporation with its principal place of business at 19 Presidential Way, Suite 103 Woburn, Massachusetts 01801 (“Factorial”) (collectively, the “Parties” and each individually, a “Party”).

Recitals

A.

Factorial is in the business of developing solid-state battery technology having performance characteristics that have the potential to improve the performance and feasibility of hybrid and battery-powered electric vehicles;

B.

MBRDNA and its Affiliates develop, design, engineer, manufacture, and sell, among other things, quality battery electric vehicles and plug-in hybrid electric vehicles utilizing electric motor drives and battery energy storage;

C.	The Parties desire to collaborate on certain opportunities through a two-track development process, as more specifically set forth in this Agreement;
D.

As part of the collaboration, each of the Parties will contribute materials and apply their respective know-how, and other intellectual property necessary to the development work to be performed under this Agreement, to create battery technology and related products in accordance with mutually agreed statements of work; and

E.

In addition to this Agreement, the Parties may negotiate and enter into additional definitive agreements, including, but not limited to, a warrant agreement, supply agreement, or other agreements reflecting the relationship of the Parties.

In consideration of the mutual promises contained herein, the Parties agree to the following:

A.	Definitions.
1.	“Cell” means any assembly of [***];

2.	“Pouch Cell” will have the meaning set forth in Appendix 3;
3.	“Hard Case Cell” will have the meaning set forth in Appendix 3;
4.	“Module” means any assembly of cells that is an intermediate sub-unit of a Battery Pack; and
5.

“Battery Pack” means an overall assembly of cells and/or modules that is controlled by a battery management system and may contain cell connectors, cell supervision units, the electronics, the cooling, and the housing.

B.	Terms.
1.	Purpose of Agreement and Statements of Work; Warrant Issuance.
1.1

Agreement and Statements of Work. This Agreement sets forth general terms and conditions for collaboration between Factorial and MBRDNA on certain solid-state battery technology. The collaboration (“Collaboration”) is summarized in the Initial Statement of Work, attached to this Agreement as Appendix 1, which shall constitute the initial Statement of Work hereunder (“Initial SOW”). The Collaboration is divided into two tracks (a “First Track” and “Second Track”), each as set out in detail in one or more Statements of Work (each, a “Statement of Work” or “SOW”). Each Statement of Work will reference this Agreement, and be governed by the terms and conditions of this Agreement.

1.2	Amendment of SOWs. An SOW may be amended from time to time by mutual written agreement signed by the Parties.
1.3

MBRDNA Affiliate Rights. All rights granted to MBRDNA under this Agreement extend to all Affiliates of MBRDNA, including companies in which Mercedes Benz AG (“MBAG”) (or Daimler AG) directly or indirectly holds 50% or more of the shares. MBAG and its Affiliates are third-party beneficiaries under this Agreement. The term “Affiliate” as used in this Agreement means an entity, directly or indirectly, controlling MBRDNA, controlled by MBRDNA, or under common control with MBRDNA. Such rights referred to in this Section 1.3 also apply to the following company in which MBAG has minority participation: [***].

1.4

Warrant Issuance. Simultaneously with the execution of this Agreement and in furtherance of the Parties’ business purposes as set forth In this Agreement, Factorial and Mercedes-Benz Investment Company, LLC (“MBIC”) will enter into an agreement (the “Warrant Agreement”).

2.	Collaboration Obligations; Development Work and Documentation.
2.1

Factorial Personnel. During the Collaboration, Factorial will dedicate a Factorial team of personnel that is at least as qualified as the Factorial team members supporting other Factorial OEM partners (the “Factorial Collaboration Team”), and with resources reasonable for the nature of the tasks contemplated in this Agreement.

2.2	MBRDNA Personnel. During the Collaboration, MBRDNA will provide to the Collaboration a reasonably qualified team and resources reasonable for the nature of the tasks contemplated in this Agreement.
2.3

Timelines and Remedies. Each Party will use good faith efforts to perform development work and collaboration in accordance with the timeline(s) and specifications set forth in the applicable SOW. Factorial will provide written notice to MBRDNA upon reaching each “Milestone,” as defined in the applicable SOW. If a Party determines that observing the timeline described by the applicable SOW is not possible, the Parties will promptly provide notification of this fact with a statement of the reasons for the failure to meet the timeline and further mutually agree on a modified timeline in writing, which modifications will amend the applicable SOW. If and to the extent Factorial does not reach any of the Milestones, targets, or does not meet any timeline, to the extent applicable to Factorial, each as set out in detail in the applicable Statement of Work in relation to the First Track and the Second Track (“Non-Conformance”), Factorial will, for a period of three (3) additional months from the date on which the Milestone or timeline was to be met, use its good faith efforts to remedy such Non-Conformance (the “Non-Conformance Cure Period”). Factorial’s good faith efforts may include, but are not limited to, adjustment, after consultation with MBRDNA, of the number and qualification of the members of the Factorial Collaboration Team as appropriate in order to be in a position to remedy the Non-Conformance. MBRDNA acknowledges that Factorial’s timely performance of its tasks in the Collaboration depends on MBRDNA’s performance of its obligations set forth in this Agreement and the applicable Statements of Work. Any deliverables provided by a Party are subject to reasonable inspection by the other Party subsequent to delivery; any objections to a deliverable will be provided within ninety (90) days of such other Party’s receipt of the applicable deliverable, or such deliverable will be deemed accepted, except where the receiving Party reasonably notifies the other Party in writing within the ninety (90) day period that the inspection within 90 days is not possible, and suggests a reasonable timeframe for completing the inspection. If the Parties are unable to agree on a reasonable timeframe for completing the inspection, then the issue will be presented to the Steering Committee, and the Steering Committee will decide how the Parties should proceed.

If a Party reasonably believes the other Party is not performing its obligations in a manner consistent with the timelines or substance of a SOW, such Party will raise such issues to the Steering Committee, with details that allow the Steering Committee and the other Party to evaluate such claims.

2.4	Compliance with Law. Each Party will comply with all laws and regulations applicable to the activities of such Party under this Agreement.
2.5

Provision of Information; Cooperation. The Parties will use good faith efforts to provide each other with all information of the applicable Party required for the other Party’s performance of this Agreement, as determined by the disclosing Party in its reasonable discretion. All documents, objects or other aids supplied by one Party to the other Party are provided on a temporary basis, exclusively for use in performance of this Agreement, will constitute Confidential Information of the disclosing Party, and will be returned without delay thereafter. Each Party will cooperate as reasonably necessary with the other Party, including, without limitation, by (i) making engineering personnel available, and (ii) implementing operational and contractual processes and procedures, to enable the Parties to perform their respective tasks under each SOW. Time and resources expended under this Section will be rendered without charge by each Party, and each Party will bear its own reasonable out-of-pocket expenses.

2.6

Modification to a SOW. Neither Party will at any time modify the applicable SOW without prior written approval of both Parties. Either Party will propose technical changes to the other Party if such Party determines technical changes to the SOW are necessary or conducive to the intended development result. Either Party may withhold, in its sole discretion, approval of any changes to the applicable SOW; provided that neither Party will unreasonably withhold or delay any approval of a change or modification required to comply with applicable law or regulation.

3.	Intellectual Property Rights.
3.1	Definitions.
3.1.1

“Cooperatively developed” means developed together by both the Parties during the term of this Agreement in connection with the Parties’ performance under this Agreement, such that both Parties had an inventive role or otherwise engaged in the development of the applicable IP.

3.1.2	“Foreground IP” means IP generated in performance of the Collaboration, as further detailed in the applicable Statements of Work, that is not Background IP.
3.1.3

“Intellectual Property” or “IP” means any and all inventions (whether or not patentable), discoveries, materials, tools, software (both source and object code), works of authorship, know-how, technical information, trade secrets, work product, methods, processes, de-signs, schematics, and other forms of technology.

3.1.4

“Intellectual Property Rights” means, inclusively, any and all forms of intangible property rights, including without limitation: (a) all U.S. and foreign patents, trade secrets, moral rights, copyrights, and all other industrial or intangible property rights throughout the world, including without limitation rights in inventions, technologies, designs, and utility models; (b) all grants and registrations worldwide in connection with any of the foregoing, and all rights with respect thereto; (c) all applications for any such grant or registration; (d) all rights of priority under international conventions to make such applications and the right to control their prosecution, and all amendments, continuations, divisions, and continuations-in-part of such applications; and (e) all corrections, reissues, patents of addition, extensions, and renewals of any of the foregoing.

3.2	Background Intellectual Property Rights.
3.2.1	Each Party retains sole and exclusive rights and ownership of all IP:

(a)	developed, acquired or otherwise owned by that Party prior to the Effective Date of this Agreement; or
(b)

developed or acquired by that Party outside the Collaboration and without the aid of the other Party’s Confidential Information (other than Feedback) or employees or subcontractors provided by the other Party under this Agreement;

(3.2.1 (a) and (b) collectively, the “Background IP”).

3.3	Foreground Intellectual Property Rights.

The following are defined as types of Foreground IP Rights for purposes of this Agreement:

3.3.1

Solely-Developed Foreground IP. Subject to Sections 3.4 and 3.5, below, any Foreground IP solely generated by one Party from development in connection with the Collaboration (the “Solely-Developed Foreground IP”), is solely and exclusively owned by that Party without any duty to account or other rights to the other Party except as expressly set forth herein.

3.3.2

Cooperatively-Developed Foreground IP. Subject to Sections 3.4 and 3.5, below, any Foreground IP Cooperatively developed by both Parties in connection with the Collaboration (“Cooperatively-Developed Foreground IP”) is jointly owned by both Parties, without any duty to account or pay royalties to each other. Each Party is indefinitely entitled to use independently and for its own purpose that Cooperatively-Developed Foreground IP without further consent from the other Party.

3.4	Material Technology, Cell Technology, Module Technology, and Battery Technology IP.

Notwithstanding the foregoing:

3.4.1	Any Foreground IP in or regarding:
(a)	[***] (“Material Technology IP”); and
(b)	[***] (“Cell Technology IP”),

each as developed by either or both Parties in performance of the Collaboration, whether solely-developed or Cooperatively developed, is the sole and exclusive property of Factorial; and

3.4.2	Any Foreground IP in or regarding:
(a)	[***] (“Module Technology IP”); and
(b)	[***] (“Battery Technology IP”),

each as developed by either or both Parties in performance of the First Track or Second Track, whether solely-developed or Cooperatively developed, is the sole and exclusive property of MBRDNA.

3.4.3

[***] (“Hard Case IP”) and developed by either or both Parties in the Collaboration, whether solely-developed or Cooperatively developed, is jointly owned by both Parties, without any duty to account or pay royalties.

3.4.4

Factorial will disclose to MBRDNA any Module Technology IP, Battery Technology IP, and Hard Case IP it develops in performance of the Collaboration, and MBRDNA will disclose to Factorial any Material Technology IP, Cell Technology IP, and Hard Case IP it develops in performance of the Collaboration.

3.5	Licenses to Certain Material Technology IP, Cell Technology IP, Module Technology IP, and Battery Technology IP.
3.5.1

If MBRDNA solely develops, or Cooperatively develops with Factorial, any Material Technology IP or Cell Technology IP in performance of the Collaboration, then Factorial hereby grants, and will grant, to MBRDNA a non-exclusive, perpetual, irrevocable, non-royalty bearing, transferable, sub-licensable license to such MBRDNA-developed Material Technology IP and/or Cell Technology IP to copy, use, and modify such MBRDNA-developed Material Technology and Cell Technology IP, and to make, have made, use, import, offer to sell and sell such MBRDNA-developed Material Technology IP or Cell Technology IP in any of MBRDNA’s products.

3.5.2

If Factorial solely or Cooperatively develops any Module Technology IP or Battery Technology IP in performance of the Collaboration, then MBRDNA hereby grants, and will grant, to Factorial a non-exclusive, perpetual, irrevocable, non-royalty bearing, transferable, sub-licensable license under such Factorial-developed Module Technology IP or Battery Technology IP to copy, use, and modify such Factorial-developed Module Technology IP or Battery Technology IP, and to make, have made, use, import, offer to sell and sell such Factorial-developed Module Technology IP or Battery Technology IP in any of Factorial’s products.

3.6

Cross-Licenses for Purpose of Collaboration. Each Party (the “Granting Party”) grants to the other Party (the “Receiving Party”) a limited, nontransferable, non-exclusive right and license to use the Granting Party’s Background IP and Foreground IP to the extent necessary for the Receiving Party to fulfill its respective obligations in furtherance of the Collaboration, solely during the Term.

3.7	Feedback.
3.7.1

Nothing in this Agreement, or in connection with the Parties’ performance of obligations arising out of or related to this Collaboration, restricts either Party’s right to use or otherwise exploit suggestions, feedback, or requirements regarding, where the receiving Party is MBRDNA, battery pack products and modules (but not cell products or materials) and, where the receiving Party is Factorial, material and cell products (“Feedback”) provided by the other Party in connection with, where the receiving Party is MBRDNA, MBRDNA’s battery pack products and modules (but not cell products or materials) and, where the receiving Party is Factorial, Factorial’s material and cell products, except to the extent the Feedback provided:

(a)	falls within the scope of one or more categories of Foreground IP, in which case usage rights are already addressed elsewhere in this Section 3 (IP Rights); or
(b)

is identified by the Party providing the Feedback, within six (6) weeks after the Feedback is provided, as falling within the scope of Background IP owned by the Party providing the Feedback, in which case the Parties will discuss in good faith terms for licensing to the receiving Party rights to use or otherwise exploit the provided Feedback. If the Parties agree to licensing terms, the terms will be set forth in a mutually agreed upon written amendment to this Agreement, or in a separate written agreement as may be agreed to by the Parties.

3.8	License to Factorial Background IP and Factorial Foreground IP.
3.8.1

In addition to the rights set forth above, Factorial grants MBRDNA (including its Affiliates and joint ventures) a non-exclusive, non-restrictive, perpetual, irrevocable, royalty-bearing, worldwide, non-sublicensable (except to MBRDNA’s subcontractors for supply of products to MBRDNA and its Affiliates) license to use patent rights, including any patent applications and/or registrations, that are Background and Foreground IP owned by Factorial to the extent the patent rights may be inherently infringed by Foreground IP generated solely or collaboratively by Factorial or MBRDNA in performance of the Collaboration that is owned or co-owned by MBRDNA under Section 3.4, above, however excluding any Material Technology IP (“Covered Patents”).

3.8.2	The Parties will comply with the following process to determine whether such a license to the Covered Patents is necessary:
(a)

Factorial will use good faith efforts to provide notice to MBRDNA promptly upon Factorial determining that there are Covered Patents with respect to such Foreground IP (“Relevancy Notice”). The Parties agree that from time to time during the term of this Agreement, the Parties will meet to discuss negotiation of an appropriate license for MBRDNA to use the Covered Patents of Factorial.

(b)

Any royalty payable under such license to Covered Patents will be based on commercially reasonable terms and amounts, and will take into consideration: (i) MBRDNA (or its Affiliate, as the case may be) being a significant shareholder of Factorial, to the extent applicable; (ii) any contribution MBRDNA makes to the Collaboration contemplated by this Agreement; (iii) unreasonable delays in Factorial’s provision of a Relevancy Notice with respect to the applicable Foreground IP; and (iv) any future business opportunities MBRDNA elects to bring to Factorial, such as future opportunities of Factorial being a supplier within the MBRDNA and Affiliate battery supply chain. For the sake of clarity, to the extent Factorial is selected by MBRDNA as a supplier within the MBRDNA and Affiliate battery supply chain, there will be no royalty payable by MBRDNA to Factorial for products being supplied to MBRDNA by Factorial, whether for any Factorial Background IP or Foreground IP embodied in the products being supplied to MBRDNA and its Affiliates by Factorial or its Affiliates.

3.9

Assignment. Solely to the extent required under this Section 3, each Party will assign to the other Party its right, title, and interest in and to IP developed under this Agreement. Each Party, as applicable, agrees to execute all documents reasonably requested by the other Party to further evidence the foregoing assignment and to provide all reasonable assistance to the assignee in perfecting or protecting its rights in the assigned IP.

3.10

Other IP Language. Each Party reserves all rights to all Intellectual Property Rights not expressly granted under the terms of this Agreement and no licenses are granted except as expressly granted under this Agreement. No licenses are implied in this Agreement. Licenses granted in this Section 3 survive termination of this Agreement except as set forth herein.

4.	Supply Relationship.
4.1

Start of Production (“SOP”) Targets. The Parties acknowledge and agree that the potential use of any Factorial products for MBRDNA production needs can only be assessed after the successful completion of the First Track and the Second Track, respectively. If Factorial successfully meets Milestones identified in the applicable Statements of Work detailing the First and Second Track, MBRDNA and its Affiliates will, as soon as reasonably possible, after consultation with Factorial, discuss in good faith a commercial supply relationship with Factorial for supply of commercial quantities of Factorial products resulting from the Collaboration. The commercial supply relationship may be set out in detail in a Supply Agreement to be mutually agreed to and executed by the Parties. The decision to enter into such a commercial supply relationship will be at MBRDNA’s sole discretion.

4.2	Preferred Partner. [***].
4.2.1	[***].
4.2.2	[***].
4.2.3	[***].
4.2.4	[***].

4.2.5

Factorial will use commercially reasonable efforts to cooperate with MBRDNA to meet its then-current qualification requirements. For such qualification, the Parties agree to discuss in good faith practical measures to enhance Factorial’s production capabilities and to secure supply for MBRDNA to meet its production plan.

4.2.6	[***].
4.2.7	[***].
4.2.8	[***].
4.2.9	[***] (each, an “MB Identified OEM”): [***].
4.3

No Parallel Programs. For the period of twenty (20) months starting from the Effective Date of this Agreement with respect to the entire scope of the Collaboration, and from the Effective Date to June 30, 2027 with respect to Hard Case Cell Technology development and related products, Factorial will not negotiate or enter into any agreement (e.g., a common development agreement, joint development agreement, or supply agreement) with any MB Identified OEM applicable to the specified type of development or products.

4.3.1	[***]:
(a)	[***]; or
(b)	[***].
4.4

Additional Parallel Program Restrictions. As part of, and in addition to, the restrictions set forth in Section 4.3 above, during the term of such restrictions under Section 4.3, Factorial will not permit an MB Identified OEM to participate in any financing round as a shareholder in Factorial for a period of twelve (12) months from the Effective Date of this Agreement, provided that MBRDNA or an MBRDNA Affiliate, during this 12-month period, participates in the applicable financing round of Factorial. The limitations in this Section 4.4 will terminate in the event Factorial’s stock becomes publicly traded on a stock exchange market.

4.5

Restriction Limitations. Notwithstanding anything in this Section 4, nothing in this Collaboration Agreement or any supply agreement, to the extent executed by the Parties, will restrict or modify Factorial’s existing obligations with any third party under any existing binding agreements, provided that any existing obligations with an MB Identified OEM, to the extent within the restrictions set forth herein, will not be extended or renewed by Factorial unless otherwise required by the terms of such existing binding agreements.

4.6

Samples. Nothing in this Section 4 limits Factorial’s right to provide samples of Factorial products to any OEM or third party (provided that such samples have not been developed exclusively for MBRDNA and are not based on MBRDNA’s confidential specifications or other Intellectual Property except Feedback as defined in Section 3.7, or Foreground IP owned by Factorial).

5.	Steering Committee.

The Parties will jointly establish and maintain through the duration of the Agreement a steering committee (“Steering Committee”), which will be responsible for overseeing the overall progress of the Collaboration and for working to resolve disputes between the Parties relating to this Agreement. Steering Committee details are set forth in Appendix 2 to this Agreement.

6.	Collaboration Costs.
6.1

Costs. Each Party will bear its own development costs in connection with this Agreement. The Parties will not charge each other for any costs incurred in the course of the development for the Collaboration, except as follows:

6.1.1	[***].
6.1.2	[***].
6.1.3	As of the Effective Date, Factorial anticipates that its costs of materials and shipping of sample cells will not exceed those set forth as follows for the following cell sizes:
(a)	[***];
(b)	[***]; and
(c)	[***].
7.	Warranties and Representations.
7.1

Mutual Representations and Warranties. Each Party represents and warrants to the other that: (a) it is authorized to enter into this Agreement; (b) it has the right to carry out all of its respective obligations herein; (c) this Agreement has been duly executed by it and is a valid and legally binding obligation of such Party and enforceable against such Party in accordance with its terms; (d) it will not create a conflict with or breach the terms of any other agreement to which it is a party by executing or performing this Agreement; and (e) the execution, delivery and performance by the Party under this Agreement will not violate any statute, rule or regulation applicable to either, or any order, writ, judgment, injunction, or decree of any court, governmental, or regulatory authority, or arbitrator to which that Party is subject.

7.2

Disclaimer. The Parties acknowledge that the Collaboration is a research and development project with no guarantee of specific results on a specific timeframe. As such, neither Party will be liable for non-conformance with the Milestones and technical targets set forth herein, other than the remedies expressly specified in this Agreement, the Warrant Agreement, or any applicable SoW,

7.3	The Parties acknowledge that they have agreed to specific Milestones, which Milestones may be subject to revision based on the mutual agreement of the Parties in accordance with this Agreement. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement, neither Party makes any warranty with respect to any deliverables, services, rights, or other subject matter of this Agreement, and each Party hereby disclaims all implied warranties, conditions or representations of any kind, including implied warranties of performance, merchantability, satisfactory quality, fitness for a particular purpose or non-infringement of third party intellectual property rights.

8.	Indemnification.
8.1

By Factorial. Factorial will defend MBRDNA and its directors, officers, employees, agents, affiliates, distributors and customers (the “MBRDNA Indemnitees”) from and against any and all third-party claims and resulting legal proceedings (collectively, “Claims”) arising out of Factorial’s exploitation of any Feedback, deliverables or Foreground IP developed or provided by MBRDNA, that are threatened, asserted or filed against MBRDNA or other MBRDNA Indemnitees and will indemnify and hold harmless the MBRDNA Indemnitees from and against all liabilities, damages, judgments, costs and expenses, including reasonable attorney’s fees, arising from such Claims, which are awarded against the MBRDNA Indemnitees to such third parties by a court of competent jurisdiction or in a settlement agreed by Factorial (provided that Factorial may not settle any Claim unless such settlement unconditionally releases the MBRDNA Indemnitees of all liability for such Claim).

8.2

By MBRDNA. MBRDNA will defend Factorial and its directors, officers, employees, agents, affiliates, distributors and customers (the “Factorial Indemnitees”) from and against any and all third party Claims arising out of MBRDNA’s exploitation of any Feedback, deliverables or Foreground IP developed or provided by Factorial, that are threatened, asserted or filed against Factorial or other Factorial Indemnitees, and will indemnify and hold harmless the Factorial Indemnitees from and against all liabilities, damages, judgments, costs and expenses, including reasonable attorney’s fees, arising from such Claims, which are awarded against the Factorial Indemnitees to such third parties by a court of competent jurisdiction or in a settlement agreed by MBRDNA (provided that MBRDNA may not settle any Claim unless such settlement unconditionally releases the Factorial Indemnitees of all liability for such Claim).

8.3

Indemnity Procedures. The Party seeking indemnification and defense, as the case may be (the “Indemnified Party”), will give reasonably prompt notice to the other Party (the “Indemnifying Party”), after the Indemnified Party becomes aware of any Claim subject to the indemnification provisions above (however, failure to provide such notice will not release the Indemnifying Party from any of its indemnity obligations). The Indemnified Party will provide the Indemnifying Party, at the Indemnifying Party’s expense, with reasonable cooperation in the defense of the applicable Claim, and the Indemnified Party will also have the right to have its own counsel participate in the defense of any such Claim at the Indemnified Party’s own expense. The Indemnifying Party will have control of the defense and/or settlement of any indemnified Claim; provided, however, that (i) notwithstanding the foregoing, the Indemnified Party will be entitled (using its own counsel at its own expense and without the consent of the Indemnifying Party) to participate in, but not control, the defense or settlement of any Claim, (ii) the Indemnifying Party will not enter into any settlement which imposes obligations greater than the maximum amount set forth in Section 9.3, and (iii) in the event the potential damages at issue in a Claim may be greater than the cap set forth in Section 9.3, the Indemnified Party will have control of the applicable defense or settlement of the Claim unless the Indemnifying Party waives such maximum with respect to such Claim. Details of any settlement will not be publicized without first obtaining the other Party’s written permission.

9.	Limitations of Liability.
9.1

Disclaimer. NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION, INCLUDING POTENTIAL LOST PROFITS OR ECONOMIC LOSS, WITH THIS AGREEMENT. EACH PARTY ASSUMES THE RISK OF ANY DAMAGE, LOSS, OR EXPENSE AND WILL BE LIABLE FOR ALL CLAIMS FOR DAMAGES AGAINST IT BY THIRD PARTIES ASSOCIATED WITH OR RESULTING FROM THE CONDUCT OF THE COLLABORATION OR SUCH PARTY’S EXPLOITATION OF ITS RIGHTS UNDER THIS AGREEMENT.

9.2

Limitation of Liability. EACH PARTY’S LIABILITY RELATED TO THIS AGREEMENT, IF ANY WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WILL BE LIMITED IN THE AGGREGATE TO THE GREATER OF (I) THE AMOUNTS PAID TO SUCH PARTY UNDER THIS AGREEMENT; OR (II) ONE HUNDRED THOUSAND U.S. DOLLARS ($100,000).

9.3

Exceptions. Notwithstanding anything in this Section 9 to the contrary, the disclaimers and limitations of liability in this Section 9 will not apply to either Party in connection with claims arising from (i) its breach of obligations of confidentiality; or (ii) damages resulting from the gross negligence or willful misconduct of such Party or its agents or employees, its fraudulent misrepresentation, (iii) indemnification obligations of such Party under Section 8 hereof, or (iv) for any other liability which cannot be excluded or limited under applicable law or regulation; provided, however, that in no event will either Party’s liability to the other for claims under Section 8 (Indemnification) exceed thirty million U.S. dollars ($30 Million).

10.	Confidentiality.
10.1

Confidentiality Obligation. The Party receiving information (“Receiving Party”) will keep strictly confidential any Confidential Information (as defined below) disclosed by the Party disclosing such Confidential Information (“Disclosing Party”) or otherwise made available to the Receiving Party, using at least the same degree of care that it uses to protect its own confidential or proprietary information but in no event less than reasonable care for the electric vehicle battery industry. Any data or other information relating to or resulting from joint development hereunder will be deemed to be Confidential Information of both Factorial and MBRDNA. “Confidential Information” means all proprietary information, product plans and technical specifications, design information, prototypes, test data, marketing and distribution plans and schedules, product availability information and other business, technical and financial information that either Party designates orally or in writing as confidential, and any information that is reasonably understood to be confidential, given the nature of the information and the circumstances surrounding its disclosure. This Agreement will be deemed to be Confidential Information of each Party. The restrictions of this Section 10 will not apply to information:

(a)	which is or becomes generally available to the public other than as a result of disclosure thereof by the Receiving Party in violation of this Section 10;
(b)

which is lawfully received by the Receiving Party on a nonconfidential basis from a Third Party that is not itself under any obligation of confidentiality or nondisclosure to the Disclosing Party with respect to such information;

(c)	which by written evidence can be shown by the Receiving Party to have been independently developed by the Receiving Party; or
(d)	which was in the Receiving Party’s possession at the time of disclosure by the Disclosing Party.
10.2

Nondisclosure of Confidential Information. The Receiving Party will use Confidential Information solely for the conduct of the Collaboration and will not disclose or disseminate any Confidential Information to any third party at any time. The Receiving Party will be responsible for any breach of this Agreement with respect to the Confidential Information it has received from the Disclosing Party and in addition to the foregoing will, at its sole expense, take all reasonable measures including, but not limited to, court proceedings, to prohibit or prevent unauthorized disclosure or use of the Confidential Information.

10.3

Exceptions. The foregoing confidentiality and nondisclosure obligations will not prohibit the disclosure of Confidential Information, to the extent such disclosure is required by law or by regulation; provided, however, that, in such event, the Receiving Party provides the Disclosing Party with prompt advance notice of such disclosure so that the Disclosing Party has the opportunity if it so desires to seek a protective order or other appropriate remedy. Further, nothing in this Section 10 will limit the express license rights granted to the Receiving Party under Section 3.

10.4

Injunctive Relief. Given the nature of the Confidential Information and the competitive damage that would result to the Disclosing Party upon unauthorized disclosure, use of, or access to its Confidential Information, the Parties hereby agree that monetary damages would not be a sufficient remedy for any breach or threatened breach of this Agreement’s confidentiality or non-use provisions, and, therefore, in addition to and not in lieu of any other remedies, the Disclosing Party will be entitled to seek specific performance and injunctive and other equitable relief as a remedy without showing actual monetary damages in connection therewith.

11.	Term and Termination.

11.1

Term of Agreement. Unless otherwise terminated as provided herein, this Agreement is effective upon the Effective Date and remains in force until December 31, 2027. This term may be extended for one or more times, in the sole discretion of MBRDNA, and for six (6) month periods, if the Milestones in an SOW (as potentially amended from time to time) are not met at the end of the respective term. If Factorial believes such delay is caused by MB, extension of the term will be decided by the Steering Committee. However, in no event will the term of this Agreement extend beyond December 31, 2028.

11.2

Termination For Convenience. Unless otherwise specified in an SOW, MBRDNA may terminate this Agreement at any time without further liability upon written notice to Factorial, whereupon the Collaboration will terminate in all respects. Further, in such event, neither Party will have any liability for damages arising from termination of this Agreement.

11.3	Termination for Cause. Either Party may, by written notice to the other Party, terminate this Agreement, if any of the following events occurs:
11.3.1	a Party breaches any of the material provisions of this Agreement and fails to cure such breach within thirty (30) days after written notice thereof by the non-breaching Party; or
11.3.2

the other Party: (a) ceases to conduct its business activities in the ordinary course; or (b) becomes subject to a voluntary bankruptcy or insolvency proceeding or an involuntary proceeding which is not dismissed within ninety (90) days.

11.4

Survival of Rights and Obligations Upon Termination. The provisions of Sections 3 (Intellectual Property Rights), 7 (Warranties and Representations), 8 (Indemnification), 10 (Confidentiality), 11.4 (Survival and Rights Upon Termination), (Return of Confidential Materials Upon Termination), and 13 (Miscellaneous) survive termination or expiration of this Agreement. Moreover, except as expressly set forth herein, neither Party will incur any liability whatsoever for any damage, loss, or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination or cancellation of this Agreement by such Party, which complies with the terms of this Agreement whether or not such Party is aware of any such damage, loss, or expenses.

11.5

Return of Confidential Materials Upon Termination. In addition to obligations under Section 10, within thirty (30) days after termination or expiration of this Agreement for any reason whatsoever, each Party, upon the request of the other Party, will promptly deliver to the other Party all property or materials of the other Party in its possession except to the extent such Party retains a license to such Confidential Information under Section 3 hereof.

12.	Subcontractors.
12.1	Subcontractors. Each Party may engage subcontractors in connection with the Collaboration, without the prior written consent of the other Party.

12.2

Responsibility for Subcontractors. To the extent a Party utilizes any subcontractors, affiliates, subsidiaries or other related person for purposes of fulfilling its obligations under this Agreement or any of such affiliates, subsidiaries or other related persons such Party remains at all times fully responsible to the other Party for performance under this Agreement by any and all such affiliates, subsidiaries or related persons. Each Party will require their respective subcontractors engaged to comply with terms and conditions consistent with the terms of this Agreement and all applicable Statements of Work and Appendices. Each Party is liable to the other Party for the fault of the subcontracting Party’s subcontractors and vicarious agents engaged by such subcontracting Party as it would be for the subcontracting Party’s own fault.

13.	Miscellaneous Provisions.
13.1

Prohibited Activities. With respect to and in connection with this Agreement or otherwise with each Party’s relationship with the other Party, each Party will desist and refrain from all practices which may lead to penal liability due to fraud or embezzlement, insolvency crimes, crimes in violation of competition, guaranteeing advantages, bribery, acceptance of bribes or other corruption crimes on the part of persons employed by such Party or other third parties. Each Party may, by notice to the other Party, immediately terminate the right of the other Party to proceed or continue under this Agreement for violations of this Section 13.1.

13.2

Complete Agreement. This Agreement, including all Statements of Work and Appendices, constitutes the complete integrated agreement between the Parties concerning the subject matter contained in this Agreement. All prior and contemporaneous agreements, understandings, negotiations or representations, whether oral or in writing, relating to the subject matter of this Agreement are superseded and canceled in their entirety. This Agreement will not supersede any other definitive agreement (e.g., Supply Agreement; Warrants) entered into by the Parties to the extent such agreements do not address the subject matter contained here.

13.3	Amendments. Except as otherwise permitted by the Agreement, no provision of the Agreement may be changed or modified except by agreement in writing signed by both Parties.
13.4

Severability. The rights and remedies herein reserved each Party are cumulative and in addition to any other or further rights and remedies available at law or in equity. The failure of a Party at any time to enforce any of the provisions of the Agreement or any right with respect thereto, or to exercise any option herein provided, may in no way be construed to be a waiver of such provisions, rights, or options or in any way to affect the validity of the Agreement. In the event that any one or more of the provisions contained herein are for any reason be held to be invalid and/or unenforceable, such invalidity/unenforceability will not affect any other provision of the Agreement. The Agreement will then be construed as if such invalid/unenforceable provision(s) had never been contained herein and such invalid/unenforceable provision(s) replaced with valid and enforceable provision(s), the commercial effect of which should be as similar as possible to the invalid/unenforceable provision(s).

13.5

Governing Law. This Agreement and all questions arising out of or in connection with the Agreement is governed by and construed in accordance with the laws of the State of New York and the United States of America as if entirely performed therein and without giving effect to its conflict of law rules.

13.6

Dispute Resolution. Any disputes arising under or otherwise concerning this Agreement will be heard exclusively in a court of competent jurisdiction located in New York County, New York. Each Party hereby waives any right it may have to a jury trial arising from any disputes related in any way to this Agreement. Each Party hereby consents to the exclusive jurisdiction in the state or federal courts located in New York County, New York and waives any objection to in personam jurisdiction. If any provision of this Agreement is adjudged by a court to be invalid, void or unenforceable, the Parties agree that the remaining provisions of this Agreement will not be affected by such determination, that the provision in question will be replaced by the lawful provision that most nearly embodies the original intention of the Parties and that this Agreement will in any event otherwise remain valid and enforceable. The captions and headings used in this Agreement are used for convenience only and are not to be given any legal effect.

13.7

Notices. All notices, requests, demands, waivers and other communications required or permitted hereunder will be in writing and deemed to have been duly given: (a) when delivered by hand; (b) one (1) day after delivery by receipted overnight delivery; or (c) three (3) days after being mailed by certified or registered mail, return receipt requested, with postage prepaid to the Party at the address set forth above to the attention of the person executing this Agreement, and with a copy to the attention of the legal department, or to the address as either Party furnishes to the other Party in writing pursuant to this Section.

13.8

Publicity. Neither Party will issue publicity or general marketing communications concerning the other Party without such other Party’s prior written approval. Moreover, each Party will take reasonable efforts to limit the disclosure or other public use of the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of the other Party, without first obtaining the other Party’s written consent. Factorial will not use Mercedes-Benz and Daimler names, trademarks, and logos, including but not limited to: “Mercedes-Benz Research & Development North America,” “MBRDNA,” “Mercedes-Benz,” “Mercedes,” “Maybach,” “Smart,” “AMG,” the Three-Pointed Star Within a Circle logo, the Maybach logo, the Smart logo, the AMG logo, and any other marks or logos restricted by MBRDNA, for any purpose without MBRDNA’s prior written consent, which may be provided at MBRDNA’s sole discretion.

13.9

Relationship of Parties. MBRDNA and Factorial are acting under this Agreement as independent contractors. Neither Party will be considered or deemed to be an agent, employee, joint venturer or partner of other Party. Each Party is responsible for the conduct of its personnel. Neither MBRDNA nor Factorial has the right to exercise any control over the other Party. Each Party is solely responsible for hiring, firing, promoting, demoting, rates of pay, taxes, benefits and other terms and conditions in regard to its own personnel. A Party’s personnel are not considered employees of the other Party, are not entitled to any benefits that the other Party grants its employees and will have no authority to act on the other Party’s behalf. If any federal, state or local government agency, any court or any other applicable entity determines that any personnel of a Party is an employee of the other Party for any purpose, the first Party will be responsible for all associated liabilities, costs and expenses (including, but not limited to, reasonable attorneys’ fees).

13.10	Appendices. The following Appendices are part of and incorporated into the Agreement and are hereby incorporated by reference:
(a)	Appendix 1: Initial Statement of Work (with Attachments 1 and 2);
(b)	Appendix 2: Steering Committee and Dispute Resolution; and
(c)	Appendix 3: Certain Definitions.

Signature page to Common Development Agreement between

Mercedes-Benz Research & Development North America, Inc. and Factorial Inc.

Mercedes-Benz Research & Development North America, Inc.

By:	/s/ Philipp Skogstad	By:	/s/ Alexander Dolpp
Name:	Philipp Skogstad	Name:	Alexander Dolpp
Title:	President & CEO	Title:	Director e-Drive SW
Date:	November 26, 2021	Date:	November 26, 2021

FACTORIAL INC.
By:	/s/ Siyu Huang
Name:	Siyu Huang
Title:	CEO
Date:

Appendix 1

Confidential and shared under NDA

FACTORIAL & MERCEDES-BENZ

Initial Statement of Work (“SOW”)

Appendix 2

Steering Committee and Dispute Resolution

Appendix 3

Certain Definitions

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, BECAUSE THE REGISTRANT HAS DETERMINED THAT THE OMITTED INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

AMENDMENT #1 TO FACTORIAL-MBRDNA COMMON DEVELOPMENT AGREEMENT

THIS AMENDMENT is entered into as of the date last signed by the parties (“Amendment #1 Effective Date”) by and between:

1.	Mercedes-Benz Research & Development North America, Inc. (“MBRDNA”), a Delaware corporation having its principal place of business at 2708 Orchard Parkway, San Jose, CA 95134; and
2.	Factorial Inc. (“Factorial”), a Delaware corporation with its principal place of business at 805 Middlesex Turnpike, Billerica, MA 01821.

MBRDNA and Factorial each may be referred to from time to time as a “party” and together as the “parties.”

WHEREAS, MBRDNA and Factorial are parties to a Common Development Agreement signed in November 2021 (“Agreement”); and

WHEREAS, the parties wish to amend that Agreement to:

1.	correct the Agreement’s Effective Date and the date in Factorial’s signature block, which were inadvertently left blank; and
2.	modify certain other provisions.

NOW THEREFORE, the parties agree as follows:

1.	AMENDMENTS TO THE AGREEMENT
A.

To correct the first paragraph of the Agreement, in which the Effective Date was inadvertently left blank, the text of that first paragraph is deleted and replaced with the following text, to reflect an Effective Date of November 26, 2021:

This Common Development Agreement (“Agreement”) is made and entered into as of November 26, 2021 (“Effective Date”) by and between Mercedes-Benz Research & Development North America, Inc., a Delaware corporation with its principal place of business at 2708 Orchard Parkway, San Jose, California 95134 (“MBRDNA”), and Factorial Inc., a Delaware corporation with its principal place of business at 19 Presidential Way, Suite 103 Woburn, Massachusetts (“Factorial”) (collectively, the “Parties” and each individually, a “Party”).

B.To correct the Factorial signature block in the Agreement, in which the signature date was inadvertently left blank, the “Date: “ text in that signature block is deleted and replaced with the following text, to reflect a signature date of November 26, 2021:

Date: November 26, 2021

C.	Section B.2. (Collaboration Obligations, Development Work and Documentation) of the Agreement is modified as follow:
1.	Section B.2.5 (Provision of Information; Cooperation) is deleted and replaced with the following:

2.5

(a)

Provision of Information; Cooperation. The Parties will use good faith efforts to provide each other with all information of the applicable Party required for the other Party’s performance of this Agreement, as determined by the disclosing Party in its reasonable discretion. All documents, objects or other aids supplied by one Party to the other are provided on a temporary basis, exclusively for use in performance of this Agreement, will constitute Confidential Information of the disclosing Party, and will be returned without delay thereafter. Each Party will cooperate as reasonably necessary with the other Party, including, without limitation by (i) making engineering personnel available, and (ii) implementing operation and contractual processes and procedures, to enable the Parties to perform their respective tasks under each SOW. Time and resources expended under this Section will be rendered without charge by each

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Party, and each Party will bear its own reasonable out-of-pocket expenses.

(b)	Upon request by MBRDNA, Factorial shall provide cell drawings and CAD data for each cell sample. Measurement values shall be provided by Factorial for the MBRDNA-specified operational pressure.
(c)

Upon request by MBRDNA, Factorial shall provide cell testing data and heat simulation data, including relevant simulation model results, raw test data, and physical properties such as Young’s modulus. This provision excludes any proprietary development simulation learning models.

(d)	Factorial shall share validation results for process and chemistry readiness for each major process or chemistry change, commencing with platform cell validations equal to or exceeding 4 Ah.
(e)

Following any cell event or potential risk, Factorial shall inform MBRDNA within twenty-four (24) hours. Additionally, Factorial must provide a comprehensive root cause analysis within two (2) weeks of the cell event or potential risk. These reporting obligations described in this Section 2.5(e) apply only to cell events or potential risks relating to cells falling within the scope of the Collaboration.

2.	New Section B.2.7 is added:
2.7

On-Site Visits. MBRDNA has the right to inspect Factorial facilities, subject to Factorial placing reasonable restrictions on MBRDNA’s right to inspect specific areas on Factorial facilities where Factorial trade secret information may be accessible.

3.	New Section B.2.8 is added:
2.8	Operating Window.
(a)	Factorial shall provide MBRDNA with the final operating window (“OW”) allowing safe cell cycling until end-of-life (“EOL”) prior

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to the first cell delivery for each cell type equal to or exceeding 20 Ah.

(b)	EOL criteria shall be defined by Factorial. Lifetime requirements shall be defined by MBRDNA. The OW shall be the sole document containing all cell commissioning information.
(c)	Conditions beyond MBRDNA’s standard OW shall require prior approval by MBRDNA.
(d)	Factorial shall share with MBRDNA cell tests, simulations, and results of analyses. If requested to do so by MBRDNA, Factorial shall provide a comprehensive analysis of the safe cell cycling OW.
D.	Section B.4.2.9 of the Agreement is deleted and replaced with the following text:
4.2.9	[***] (each, an “MB Identified OEM”): [***].
E.	Section B.6 (Collaboration Costs) of the Agreement is amended as follows:
1.	Section B.6.1 is deleted and replaced with the following text:

6.1.1

(a)

Beginning January 1, 2025, for each specific cell sample type requested by MBRDNA in writing from Factorial (including those required under a SOW), Factorial will provide MBRDNA with a maximum of [***]samples across all sample types at no charge to MBRDNA, with those samples to be provided according to the following schedule:

CALENDAR YEAR	2025	2026	2027	2028
NUMBER OF SAMPLES MBRDNA MAY REQUEST FROM FACTORIAL	[***]	[***]	[***]	[***]

If, in any given calendar year, MBRDNA requests from Factorial less than the number of samples identified above for that calendar year, then the number of unrequested samples for that calendar year will be added to the total number of samples MBRDNA may request from Factorial for the next calendar year. For example, in calendar year 2025, MBRDNA may request from Factorial a total of [***] samples. If, in calendar year 2025, MBRDNA requests from Factorial only [***] samples, then the remaining [***] unrequested

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samples will be added to the total number of samples MBRDNA may request from Factorial for calendar year 2026, i.e., in calendar year 2026 MBRDNA may request from Factorial a total of [***] samples ([***] samples plus the [***] unrequested samples carried over from calendar year 2025).

(b)

MBRDNA recognizes that Factorial is discussing potential collaborations with electrolyte suppliers (e.g., [***]) to deliver material at an acceptable cost for second track products. MBRDNA will work in good faith to support Factorial’s conversations with electrolyte suppliers. Samples provided by Factorial must include jigs where applicable. Out of these [***] samples, a maximum of [***] samples can be pre-A sample stage based on the timeline attached in the Appendix.

(c)

If MBRDNA requests from Factorial more than [***] cell samples, then for any cell samples beyond the [***] cell samples Factorial provides MBRDNA at no charge, Factorial may charge MBRDNA up to fifty percent (50%) of Factorial’s actual and reasonable out-of-pocket materials and shipping costs (with no mark-up). The amount Factorial may charge MBRDNA for such samples must not exceed the amounts set forth in Section 6.1.3. Such amounts will be due upon delivery of such samples to MBRDNA. Sample costs, and potential payment by MBRDNA of up to 50% of Factorial’s sample costs (with no mark-up), will be discussed and negotiated by the Parties only at the point in time when MBRDNA requires samples. Samples provided by Factorial must include jigs where applicable.

2.	New Section B.6.1.4 is added:

6.1.4

(a)	If a cell teardown is requested by MBRDNA, then Factorial and MBRDNA each will pay 50% of the reasonable out-of-pocket costs subject to 6.1.4(b).
(b)

The Parties will cooperate to put contracts in place to fulfill cell investigation needs, including transportation and forensic cell analysis. MBRDNA will assist Factorial in identifying a suitable third-party facility that allows Factorial operators to perform cell teardowns within the requested time limits. The need for a teardown will be mutually discussed and agreed upon by both parties. Factorial reserves the right to use a “sister cell” for internal teardown to support the root cause analysis.

(c)	If requested by MBRDNA, and/or in the event of cell failure, Factorial shall provide a full analysis process, including pick-up,

5

transportation, laboratory analysis, and comprehensive investigation of the root cause.

3.	New Section B.6.1.5 is added:

6.1.5

(a)

Factorial shall complete pre-validation for every cell sample type exceeding 20 Ah to confirm performance and safety prior to shipping the cell samples of that cell sample type to MBRDNA or anywhere else the cell samples are shipped to be assembled or tested (e.g., MBAG or HPP).

(b)

Pre-validation shall be jointly agreed upon by Factorial and MBRDNA. Test protocols, including operational pressure and cell sample quantities, shall be determined by MBRDNA and are contingent upon the sample phase.

(c)	Factorial shall bear all costs associated with the Pre-Validation.
(d)

Factorial shall transmit complete raw test data to MB. Before transmission of this raw test data to MBRDNA, Factorial and MBRDNA shall align upfront on the specific format (e.g., Excel) in which that raw test date will be transmitted.

4.	New Section B.6.1.6 is added:
6.1.6

As of the Amendment Effective Date, Factorial will use its commercially reasonably best efforts to ensure that it allocates an amount of funding to First Track and Second Track related activities that is no less than the investment proceeds from MBRDNA as part of the Financing Transaction. The allocated amount shall be divided between FEST and Solstice in proportions to be determined annually by the Steering Committee, and shall be used by Factorial solely for operational expense. The reporting requirements under this Section 6.1.6 shall terminate once Factorial has fully allocated the investment proceeds.

6

F.	Attachment 1 to Initial SOW (Development Track – First and Second Track) is deleted and replaced with the following updated Attachment 1 shown at Exhibit 1 hereto.
G.	Attachment 2 to Initial SOW (Detailed KPIs for FEST 1 and FEST 2) is deleted and replaced with the updated Attachment 2 to Initial SOW attached as Exhibit 2 hereto.
H.	Attachment 2 to Initial SOW (Detailed KPIs for FEST and Solstice) is amended to add the following requirement:

[***].

I.	Appendix 2 (Steering Committee and Dispute Resolution), Section 1.(d) is deleted and replaced with the following new Section 1.(d):
1.(d)

The Steering Committee will serve as the Parties’ common forum to effectively and efficiently implement the cooperation under this Collaboration. The main tasks of the Steering Committee include: 1. coordination of project management; 2. information exchange and progress reporting, for purposes of which Factorial shall, e.g., provide to the Steering Committee reports regarding Factorial focuses, FEST and Solstice goals, and resources planned for different development streams; 3. monitoring performances; 4. reviewing measures to remedy deficiencies or delays; 5. reviewing and agreeing on necessary adjustments to agreed specifications, requirements or schedules; 6. agreeing on a necessary extension of the term of any Definitive Agreement(s) (which would only be effectuated by a written agreement of authorized signatories of both Parties); 7. resolving discrepancies and disputes.

2.	NO OTHER AMENDMENT

Except as agreed by the parties, the Agreement shall remain in full force and effect according to its terms and shall be read and construed as if the terms of this Amendment were included therein. The parties hereby acknowledge and agree that each shall be bound and obligated to perform its respective obligations under the Agreement as amended hereby.

3.	COUNTERPARTS

This Amendment may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Amendment as of the Amendment Effective Date.

This Amendment may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Amendment as of the Amendment Effective Date.

Mercedes-Benz Research & Development North America, Inc.				Factorial Inc.

By:	/s/ Abe Yacobian	By:	/s/ Tim McGuire	By:	/s/ Saheum Kim

Date: August 1, 2025		Date: August 1, 2025		Date: August 1, 2025

Name: Abe Yacobian		Name: Tim McGuire		Name: Saheum Kim

Title: VP, M&A and Strategic Partnership		Title: Senior Manager		Title: CEO

8

EXHIBIT 1

9

Attachment 1 to Initial SOW

10

EXHIBIT 2

11

Attachment 2 to Initial SOW

12